UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2025

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Regulation FD Disclosure.

On November 18, 2025, California Water Service Company, the Registrant’s California regulated utility subsidiary (“Cal Water”), received a letter from the California Public Utilities Commission (the “CPUC”) addressed jointly to Cal Water and three other Class A water companies (California-American Water Company, Golden State Water Company, and San Jose Water Company, collectively with Cal Water, the “Joint Parties”), granting the Joint Parties’ request for an additional one-year extension in their cost of capital filing with the CPUC to May 1, 2027. The Water Cost of Capital Mechanisms will remain in effect during the one-year extension.

On November 20, 2025, California Water Service Group issued a press release (a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference) announcing the cost of capital filing extension.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

We hereby file the following exhibit with this report:

Exhibit No.	Description
99.1	Press Release issued November 20, 2025
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: November 20, 2025	By:	/s/ James P. Lynch
	Name:	James P. Lynch
	Title:	Senior Vice President, Chief Financial Officer and Treasurer